Exhibit 99.1

EVgo Inc. Reports First Quarter 2022 Results

●	Revenue of $7.7 million in the first quarter of 2022, representing an increase of 86% year-over-year
●	Network throughput of 8.0 Gigawatt-hours (GWh) in the first quarter of 2022, representing an increase of 95% year-over-year
●	Gross loss of $0.6 million in the first quarter of 2022, as compared to a gross loss of $1.7 million in the first quarter of 2021
●	Adjusted gross profit increased to $2.9 million in the first quarter of 2022, showing an adjusted gross margin of 37%
●	Ended the quarter with 2,110 stalls in operation or under construction, representing 129 new stalls in operation during the quarter, exclusive of retirements
●	Customer accounts totaled approximately 375,000 at the end of the first quarter of 2022
●	Announced and expanded core partnerships and added charging locations with Chase Bank, Toyota, Subaru, Meijer, Whole Foods, and others

Los Angeles, CA, May 11th, 2022 – EVgo Inc. (Nasdaq: EVGO) (“EVgo” or the “Company”) today announced results for the first quarter of 2022.  The Company continues to execute on its growth plans on the back of continued EV market development.

Revenue increased to $7.7 million in the first quarter of 2022, compared to $4.1 million in the first quarter of 2021, representing 86% year-over-year growth.  Growth in revenue for the quarter was primarily driven by higher retail and fleet charging revenues, as well as growth in ancillary and regulatory credit revenue.

Network throughput increased to 8.0 GWh in the first quarter of 2022, compared to 4.1 GWh in the first quarter of 2021, representing 95% year-over-year growth.

“EVgo delivered a strong start to 2022, posting our strongest-ever quarter for new stalls in operation along with continued growth in customers and impressive growth in sites and stalls in our pipeline,” said Cathy Zoi, EVgo’s CEO.  “We continue to work with a number of partners to develop, and in some cases accelerate, plans for new EV charging stations across the U.S.  This growth is evident in new product innovations and partnerships like those with Chase Bank, which selected EVgo to build our DC fast chargers at approximately 50 of their retail locations.  We are well positioned to capitalize on the strong tailwinds from increased growth in EV demand in the U.S. and continue the momentum for the remainder of 2022.”

Business Highlights

●	Site host partnerships: Announced new partnership in April with Chase Bank to build out fast charging stations at 50 retail branch locations, added sites with shopping center operators Regency Centers and Brixmor, and powered up stations with retail partners including Whole Foods, Meijer, and Wawa
●	OEM partnerships: Charging agreements in place with Toyota and Subaru moved into implementation, as the Company prepares to provide charging services to Toyota’s bZ4x customers and Subaru’s Solterra customers later this year
●	Government and utility partnerships: Secured funding from various governmental agencies during the quarter, including the California Energy Commission and Colorado Energy Office, and received funding from utility partners NV Energy in Nevada and Public Service Electric & Gas in New Jersey
●	Station development: The Company ended the first quarter of 2022 with 2,110 stalls in operation or under construction. Excluding retired locations, this reflects an addition of 129 new operational DC fast charging stalls during the quarter
●	Active E&C Development Pipeline: The pipeline grew to 3,344 stalls by the end the first quarter of 2022 versus 1,477 at the end of the first quarter of 2021
●	EVgo InsideTM: Launched Application Programming Interface (API) suite enabling third parties to access and integrate the full EVgo charging experience

Financial & Operational Highlights

The below represent summary financial and operational figures for the first quarter of 2022.

●	Revenue of $7.7 million
●	Network throughput of 8.0 gigawatt-hours
●	Customer account additions of approximately 35,000 accounts
●	Gross loss of $0.6 million
●	Net loss of $55.3 million
●	Adjusted gross profit of $2.9 million
●	Adjusted EBITDA of ($18.2) million
●	Cash Flow from Operations of ($19.8) million
●	Capital Expenditures of $28.3 million

($ in 000s)	Q1'22	Q1'21

Network Throughput (GWh)	8.0	4.1
Revenue	$7,700	$4,130
GAAP Gross Profit / (Loss)	($600)	($1,678)
GAAP Net Income/(Loss)	($55,266)	($16,610)
Adj. Gross Profit/(Loss)[1]	$2,856	$763
Adj. Gross Margin[1]	37.1%	18.5%
Adj. EBITDA[1]	($18,176)	($9,779)

	Q1'22	Q1'21
Cash flow from operations	($19,831)	$7,780
Capital expenditures	($28,274)	($7,827)

1. Adjusted Gross Profit / (Loss), Adjusted Gross Margin, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures and have not been prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”). For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measure, please see “Definition of non-GAAP Financial Measures” and “Reconciliation of non-GAAP Measures” included elsewhere in this release.

2022 Financial & Operating Guidance

EVgo is affirming its previously announced guidance for full-year 2022 as follows:

●	Total revenue of $48 – $55 million
●	Network throughput of 50 – 60 GWh
●	Adjusted EBITDA of ($75) – ($85) million

Additionally, EVgo is affirming its stall target guidance.  At year-end 2022, EVgo expects to have a total of 3,000 – 3,300 DC fast charging stalls operational or under construction.

“We continue to demonstrate the ability to profitably scale EVgo’s operations,” noted Olga Shevorenkova, EVgo’s CFO. “We remain focused on building out our network and have seen expected growth in both our shorter- and medium-term development activities with stalls in operation or under construction growing to approximately 2,100 at the end of the quarter and our Active E&C Development pipeline increasing to more than 3,300 stalls at the end of the first quarter.  We exited the quarter with $441 million in cash, continuing to position us with significant financial flexibility to execute on our growth plan.”

Conference Call Information

A live audio webcast and conference call for our first quarter 2022 earnings release will be held at 11:00 AM ET / 8:00 AM PT on May 11, 2022. The webcast will be available at investors.evgo.com, and the dial-in information for those wishing to access via phone is:

Toll Free: (877) 407-4018
Toll/International: (201) 689-8471

Conference ID: 13729219

This press release, along with other investor materials, including a slide presentation and reconciliations of certain non-GAAP measures to their nearest GAAP measures, will also be available on that site.

About EVgo

EVgo (Nasdaq: EVGO) is the nation’s largest public fast charging network for electric vehicles, and the first to be powered by 100% renewable energy. As of the end of the first quarter 2022, with more than 850 charging locations, EVgo’s owned and operated charging network serves over 60 metropolitan areas across more than 30 states and approximately 375,000 customer accounts. Founded in 2010, EVgo leads the way on transportation electrification, partnering with automakers; fleet and rideshare operators; retail hosts such as hotels, shopping centers, gas stations and parking lot operators; and other stakeholders to deploy advanced charging technology to expand network availability and make it easier for drivers across the U.S. to enjoy the benefits of driving an EV. As a charging technology first mover, EVgo works closely with business and government leaders to accelerate the ubiquitous adoption of EVs by providing a reliable and convenient charging experience close to where drivers live, work and play, whether for a daily commute or a commercial fleet.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding EVgo’s future financial performance, revenues and capital expenditures, EVgo’s expectation of acceleration in our business due to factors including a re-opening economy and increased EV adoption; and the Company’s strong liquidity position enabling effective deployment of chargers. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of EVgo’s management and are not predictions of actual performance. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including: changes or developments in the broader general market; ongoing impact from COVID-19 on our business, customers, and suppliers; macro political, economic, and business conditions; our limited operating history as a public company; our dependence on widespread adoption of EVs and increased installation of charging station; mechanisms surrounding energy and non-energy costs for our charging stations; the impact of governmental support and mandates that could reduce, modify, or eliminate financial incentives, rebates, and tax credits; supply chain interruptions; impediments to our expansion plans; the need to attract additional fleet operators as customers; potential adverse effects on our revenue and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by us; the effects of competition; risks related to our dependence on our intellectual property; and risks that our technology could have undetected defects or errors. Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EVgo” in EVgo’s registration statement on Form S-1 originally filed with the Securities and Exchange Commission (the “SEC”) on July 20, 2021, as well as its other filings with the SEC, copies of which are available on EVgo’s website at investors.evgo.com, and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.

Use of Non-GAAP Financial Measures

To supplement EVgo’s financial information, which is prepared and presented in accordance with GAAP, EVgo uses certain non-GAAP financial measures. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EVgo uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. EVgo believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of EVgo’s recurring core business operating results.

EVgo believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing EVgo’s performance. These non-GAAP financial measures also facilitate management’s internal comparisons to the Company’s historical performance. EVgo believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by EVgo’s institutional investors and the analyst community to help them analyze the health of EVgo’s business.

For more information on these non-GAAP financial measures, including reconciliations to the most comparable GAAP measures, please see the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Measures” included at the end of this release.

Definitions of Non-GAAP Financial Measures

This press release includes the non-GAAP financial measures: “Adjusted COGS,” “Adjusted Gross Profit (Loss),” “Adjusted Gross Margin,” “EBITDA,” “Adjusted EBITDA,” and “Adjusted EBITDA Margin.” EVgo believes these measures are useful to investors in evaluating EVgo’s financial performance. In addition, EVgo uses these measures internally to establish forecasts, budgets, and operational goals to manage and monitor its business. EVgo believes that these non-GAAP financial measures help to depict a more realistic representation of the performance of the underlying business, enabling EVgo to evaluate and plan more effectively for the future. EVgo believes that investors should have access to the same set of tools that its management uses in analyzing operating results.

Adjusted Cost of Sales, Adjusted Gross Profit (Loss), Adjusted Gross Margin, EBITDA and Adjusted EBITDA. EVgo defines Adjusted Cost of Sales as cost of sales before: (i) depreciation and amortization, (ii) share-based compensation, and (iii) O&M reimbursement. Adjusted Gross Profit (Loss) is defined as revenues less Adjusted Cost of Sales. Adjusted Gross Margin is defined as Adjusted Gross Profit (Loss) as a percentage of revenues. EVgo defines EBITDA as net income (loss) before (i) interest expense, (ii) income taxes and (iii) depreciation and amortization. EVgo defines Adjusted EBITDA as EBITDA plus (i) stock-based compensation expense, (ii) loss on disposal of assets and (iii) other unusual or nonrecurring income (expenses) such as bad debt expense.

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue.  Adjusted Cost of Sales, Adjusted Gross Profit (Loss), Adjusted Gross Margin, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are not prepared in accordance with GAAP and that may be different from non-GAAP financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP, and the items excluded from or included in these metrics are significant components in understanding and assessing EVgo’s financial performance. These metrics should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP.

Reconciliations of Non-GAAP Measures ($ in 000s)

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022

Net Income	($16,610)	($18,421)	$23,591	($46,322)	($55,266)

+ Taxes	–	–	–	–	5
+ Depreciation, ARO, Amortization	4,957	5,250	6,414	7,280	7,341
+ Interest Income / Expense	875	1,038	(22)	(35)	(55)
EBITDA	($10,778)	($12,133)	$29,983	($39,077)	($47,975)

+ Bad Debt, Non-Recurring Costs, Other Adj.	$999	$1,123	($44,255)	$22,767	$29,799
Adj. EBITDA	($9,779)	($11,010)	($14,272)	($16,310)	($18,176)

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022

GAAP Gross Profit / (Loss)	($1,678)	($1,675)	($1,653)	($1,824)	($600)

+ Site Depreciation & ARO Accretion	$2,447	$2,705	$3,020	$3,814	$3,454
+ Stock Option Expense and Other	(6)	(6)	3	7	2

Adjusted Gross Profit / (Loss)	$763	$1,024	$1,370	$1,997	$2,856

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022

GAAP COS	$5,808	$6,458	$7,834	$8,944	$8,300

Less:
Site Depreciation & ARO Accretion	$2,447	$2,705	$3,020	$3,814	$3,454
Stock Option Expense and Other	(6)	(6)	3	7	2

Adjusted COS	$3,367	$3,759	$4,811	$5,123	$4,844

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022

Adjusted Gross Profit / (Loss) - As Previously Reported *	($162)	($61)	$217	$669	$1,140

Adjusted COS Reclassification to G&A	925	1,085	1,153	1,328	1,716

Adjusted Gross Profit / (Loss)	$763	$1,024	$1,370	$1,997	$2,856

* Q3'21, Q4'21, and Q1'22 computed here under the previous method.

Note: Figures may not sum due to rounding.

Financial Statements

EVgo Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2022	2021
(in thousands)	(unaudited)
Assets
Current assets
Cash and restricted cash	$441,079	$484,881
Accounts receivable, net	2,815	2,559
Accounts receivable, capital build	7,902	9,621
Receivable from related party	—	1,500
Prepaid expenses	4,168	6,395
Other current assets	1,414	1,389
Total current assets	457,378	506,345
Property, equipment and software, net	166,134	133,282
Right-of-use assets, net	23,753	—
Restricted cash	300	300
Other assets	2,698	3,115
Intangible assets, net	69,323	72,227
Goodwill	31,052	31,052
Total assets	$750,638	$746,321

Liabilities, redeemable noncontrolling interest and stockholders’ deficit
Current liabilities
Accounts payable	$8,442	$2,946
Payables to related parties	25	—
Accrued liabilities	28,929	27,078
Lease liabilities, current	3,004	—
Deferred revenue, current	4,634	5,144
Customer deposits	10,730	11,592
Other current liabilities	164	111
Total current liabilities	55,928	46,871
Lease liabilities, noncurrent	19,621	—
Earnout liability, at fair value	7,475	5,211
Asset retirement obligations	14,074	12,833
Capital-build liability	24,385	23,169
Deferred revenue, noncurrent	21,658	21,709
Warrant liability, at fair value	71,334	48,461
Other liabilities	—	146
Total liabilities	214,475	158,400

EVgo Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (continued)

	March 31,	December 31,
	2022	2021
(in thousands, except share data)	(unaudited)
Redeemable noncontrolling interest	2,517,988	1,946,252
Stockholders’ deficit
Preferred stock, $0.0001 par value; 10,000,000 shares authorized as of March 31, 2022 and December 31, 2021; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 1,200,000,000 shares authorized as of March 31, 2022 and December 31, 2021; 68,269,448 and 68,020,630 shares issued and outstanding (excluding 718,750 shares subject to possible forfeiture) as of March 31, 2022 and December 31, 2021, respectively	7	7
Class B common stock, $0.0001 par value; 400,000,000 shares authorized as of March 31, 2022 and December 31, 2021; 195,800,000 shares issued and outstanding as of March 31, 2022 and December 31, 2021	20	20
Accumulated deficit	(1,981,852)	(1,358,358)
Total stockholders’ deficit	(1,981,825)	(1,358,331)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$750,638	$746,321

EVgo Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
(in thousands, except per share data)	2022	2021
Revenue	$7,700	$3,569
Revenue from related party	—	561
Total revenue	7,700	4,130
Cost of revenue	4,846	3,361
Depreciation and amortization	3,454	2,447
Cost of sales	8,300	5,808
Gross loss	(600)	(1,678)

General and administrative	25,428	12,004
Depreciation, amortization and accretion	3,887	2,510
Total operating expenses	29,315	14,514
Operating loss	(29,915)	(16,192)

Interest expense, related party	—	(876)
Interest income	55	0
Other (expense) income, net	(263)	458
Change in fair value of earnout liability	(2,264)	—
Change in fair value of warrant liability	(22,874)	—
Total other expense, net	(25,346)	(418)
Loss before income tax expense	(55,261)	(16,610)
Income tax expense	(5)	(0)
Net loss	(55,266)	(16,610)
Less: net loss attributable to redeemable noncontrolling interest	(40,867)	(16,610)
Net loss attributable to Class A common stockholders	$(14,399)	$—

Net loss per share to Class A common stockholders, basic and diluted	$(0.21)	N/A
Weighted-average basic and diluted shares used in computation of earnings per share	68,023	N/A

EVgo Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
(in thousands)	2022	2021
Cash flows from operating activities
Net loss	$(55,266)	$(16,610)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation, amortization and accretion	7,341	4,957
Net loss on disposal of property and equipment	1,010	231
Share-based compensation	3,506	480
Interest expense, related party	—	876
Change in fair value of earnout liability	2,264	—
Change in fair value of warrant liability	22,874	—
Other	288	33
Changes in operating assets and liabilities
Accounts receivable, net	(257)	175
Receivables from related parties	1,499	(31)
Prepaid expenses and other current and noncurrent assets	3,538	(1,887)
Operating lease assets and liabilities, net	(2,135)	—
Accounts payable	154	(708)
Payables to related parties	25	1,386
Accrued liabilities	(2,596)	(440)
Deferred revenue	(561)	20,553
Customer deposits	(862)	(865)
Other current and noncurrent liabilities	(653)	(370)
Net cash (used in) provided by operating activities	(19,831)	7,780
Cash flows from investing activities
Purchases of property, equipment and software	(28,274)	(7,827)
Proceeds from insurance for property losses	202	—
Net cash used in investing activities	(28,072)	(7,827)
Cash flows from financing activities
Proceeds from note payable, related party	—	17,000
Proceeds from exercise of warrants	2	—
Capital-build funding, net	4,099	—
Payment of transaction costs for CRIS Business Combination	—	(1,272)
Net cash provided by financing activities	4,101	15,728
Net (decrease) increase in cash and restricted cash	(43,802)	15,681
Cash and restricted cash, beginning of period	485,181	7,914
Cash and restricted cash, end of period	$441,379	$23,595

EVgo Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (continued)

(unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
(in thousands)	2022	2021
Supplemental disclosure of noncash investing and financing activities
Accrued transaction costs for CRIS Business Combination	$182	$3,411
Asset retirement obligations incurred	$1,001	$628
Non-cash increase in accounts receivable, capital-build and capital-build liability	$2,380	$812
Purchases of property and equipment in accounts payable and accrued liabilities	$24,454	$4,830
Fair value adjustment to redeemable noncontrolling interest	$612,096	$—

EVgo

For investors:
Ted Brooks, VP of Investor Relations
investors.evgo.com
310-954-2943

For Media:
press@evgo.com

Source: EVgo Inc.